Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated December 10, 2025, with respect to our audit of the consolidated financial statements of DLH Holdings Corp., included in its Annual Report on Form 10-K for the year ended September 30, 2025 as filed with the Securities and Exchange Commission. We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

June 4, 2026